Exhibit 10.1

Execution Version

LEASE CONTRACT

This Contract is entered into by and between:

Party A (Lessor): Ningbo OMAC CNC Machinery Co., Ltd.

Legal Representative (Name): Zhu Renlian

Business License Number: 330200400032042

Address: No. 333 Jin Da Road, Yinzhou Entrepreneurship and Investment

Centre, Ningbo, People’s Republic of China.

Party B (Lessee): Victor ( Ningbo ) Cutting&Welding Equipment

Manufacturing Company Ltd.

Legal Representative (Name): CHOW KOK WAI

Address: No. 58 West Jin Gu Middle Rd, Xia Ying Sub-district, Yinzhou

District, Ningbo, P.R. of China

Whereas, Party B intends to lease a factory building from Party A for the purpose of office-use, manufacturing and warehousing (“Factory Building”). Pursuant to the People’s Republic of China (“PRC”) Contract Law, the PRC Law on the Administration of Urban Real Property and other relevant laws and regulations, based on the principle of equality and free will and agreements reached through negotiations, Party A and Party B hereby, with respect to the lease of the Factory Building, agree as follows:

Article 1	Project

Party B is a Wholly Foreign Owned Enterprise (“WFOE”) incorporated in the PRC, whose registered address is intended to be changed to the address of the Factory Building as provided hereunder.

Article 2	General Conditions of the Factory Building

1.	The Factory Building is located at Sigang Village, Zhonge Village, Xiaying Sub-District, Yinzhou District, Ningbo City. The Factory Building is of reinforced concrete structure, and covers a construction area of 12,526 square meters (details of this factory building, including the size in square meters, are set forth in the Property Ownership Certificate (attached hereto as Appendix 1) and Ningbo Real Estate Registration Information Sheet, both of which are attached hereto as Appendix 1). The state-owned land use right related to the land of the Factory Building is granted through agreement.

2.

Party A hereby agrees to lease the 1-2 floor(s) of the Factory Building to Party B and Party B agrees to lease the 1-2 floor(s) of the Factory Building from Party A pursuant to this Contract. Such 1-2 floor(s) of the Factory Building also includes the public utilities facilities and equipment affixed on the floors of the Factory Building leased under this Contract. The leased floors of the Factory Building and the relevant land, public utilities facilities and equipment are hereinafter collectively referred to as the “Leased

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Premises.” The floor plan of the Factory Building is attached hereto as Appendix 2. Reference should be made to Appendices 3 and 4 of this Contract for basic conditions of the Factory Building.

Article 3	Purpose of Leased Premises

The Leased Premises shall be used for industrial purposes. Unless otherwise agreed by the Parties, Party B shall not alter the identified purpose of the Leased Premises.

Article 4	Lease Term

1.	The lease term of the Leased Premises hereunder (“Lease Term”) shall be four (4) years, starting from the day of June 15th, 2012 (“Lease Commencement Date”).

2.	The period between the execution date of this Contract and the Lease Commencement Date shall be rent-free.

Article 5	Rent and Property Management Fee

1.	Unless this Contract is terminated prematurely and provided that Party A allows Party B’s occupancy and use of the Lease Premises, Party B shall pay to Party A rent and property management fee for the Leased Premises in accordance with this Contract.

2.	The rent for the Leased Premises from June 15th, 2012 to December 31st, 2012 shall be RMB 11.5 (Chinese Yuan Eleven and fifty Cents) per square meter per month, and the property management fee shall be RMB 0 (Chinese Yuan Zero) per square meter per month, totaling RMB 11.5 (Chinese Yuan Eleven and fifty Cents Only) per square meter per month. The particulars of rent rates during the four-year Lease Term shall be as follows:

Term	Rent Rate (RMB per square meter per month)
June 15, 2012 — December 31, 2012	11.5
January 1, 2013 — December 31 2013	12.0
January 1 2014 — December 31 2014	12.5
January 1 2015 — June 14, 2016	13.0

3.

Upon the request of Party B to renew this Contract in accordance with the provisions of Article 12.2 of this Contract, for the renewal term, Party A shall be entitled to adjust the Rent Rate of the Leased Premises at the lower of (a) the fair market rate then prevailing in Yinzhou Industrial Park of Ningbo and (b) the Rent Rate of the Last Year of Lease plus 6% increased per square

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meter per month. The Parties may negotiate about the property management fee according to the practical situations, however such property manage fee shall not be higher than the fair market rate then prevailing in Yinzhou Industrial Park of Ningbo. The Last Year of Lease herein shall refer to the period from a year’s June 15 to the ensuing year’s June 14.

Article 6	Payment of Security Deposit and Rent

1.	Party B shall pay a security deposit in the amount of 3-month rents at the applicable 2012 rent rate (i.e., RMB432,147 (Chinese Yuan Four Hundred Thirty Two Thousand and One hundred Forty Seven Only)) to Party A within ten days of the execution date of this Contract. If, upon the expiration of the Lease Term or premature termination of this Contract, the Leased Premises does not incur any major structural damage due to Party B, Party A shall return such security deposit to Party B in full with no interest accrued thereon. The detailed arrangements are set forth under Article 14.1 of this Contract.

2.	The rent and property management fee shall be payable to Party A in advance on a quarterly basis by Party B within the first ten day of the first month of each quarter.

3.	Party A shall, within three days of its receipt of the rent and property management fee payments from Party B, issue invoices to Party B in full amounts and in compliance with the effective financial, accounting and tax requirements.

4.	Party B shall pay the rent, the property management fee, the security deposit and other fees (if any) to Party A to the following bank account or any other bank account designated by Party A via Party A’s prior written notice to Party B,

Beneficiary:

Bank name:

Bank account number:

SWIFT code:

Article 7	Deadline and Requirement for Delivery of Leased Premises

Party A shall deliver the Leased Premises to Party B within three days from Party B’s payment of security deposit in accordance with Article 6 of this Contract. The delivery of the Leased Premises shall be made in conformity with the provisions of Appendices 3 and 4 hereto. The property management services that are to be provided by Party A under this Contract are listed in Appendix 5 hereto. Party B shall have the right to conduct a formal inspection and acceptance of the Leased Premises upon and after the delivery according to this Contract; provided, however, that such inspection and acceptance will not release Party A from any obligation or liabilities that should be borne by Party A at the time of delivery.

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Party A shall use its best efforts to assist Party B in the changing of its registered address to the address of the Factory Building.

Article 8	Maintenance and Repair

1. During the Lease Term, Party A shall perform an examination of the Leased Premises (inclusive of auxiliary facilities) once every six months after the Lease Commencement Date. After each examination Party A shall notice Party B the particulars of the maintenance and repair to be conducted and the time required. Party B shall provide full support to and shall not interfere with such examination; provided that Party A shall give at least a five-day prior notice to Party B concerning such examination and shall not cause any adverse effect to the normal production and operating activities of Party B.

2. Party A shall be responsible for repairing and maintaining the structure of the Leased Premises. If such repair and maintenance is requested by Party B, Party A shall do such work immediately or within a time frame specified by Party B. If Party A fails to complete the repair or maintenance work in a timely manner in accordance with this Contract, Party B shall have the right to do it itself or appoint a third party to complete the repair or maintenance work, in which case, Party B shall be entitled to request Party A to pay any and all direct expenses incurred in connection therewith, or to deduct such expenses from any amount payable by it hereunder to Party A; provided, however, Party B shall present to Party A the copies of receipt vouchers as evidence for the above-mentioned expenses.

3. Party B shall be responsible for compensating Party A for all losses and maintenance expenses incurred in relation to any damages caused to the Leased Premises and its auxiliary facilities due to Party B’s poor management or improper use.

4. During the Lease Term, in terms of the fire safety, the “three responsibilities”(i.e., greenery, public security and sanitation), comprehensive management, safety and security, etc. within the area of the Leased Premises, Party B shall comply with the regulations set forth by the local competent departments, obey Party A’s reasonable supervision and inspections (provided, however such supervision and inspection shall not give rise to any adverse effect to Party B’s normal course of manufacturing and business operation), and assume relevant responsibilities provided in this Article 8.4.

Article 9	Agreement on Renovation and Alteration of Structure of the Leased Premises

1.

Party B shall not damage the structure of the Leased Premises. If it is indeed necessary to make any change to the internal structure of the Leased Premises or to install any equipment that may affect the structure of the Leased Premises (“Structural Renovation” ), such Structural Renovation shall not be

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carried out without the written consent of Party A (such consent shall not be unreasonably withheld or delayed by Party A) and the approval of the relevant governmental departments (Party A shall make its best efforts to provide support in this regard), and shall be performed at Party B’s expense.

2.	Party B shall be entitled to perform any other construction, re-construction, addition, renovation, improvement, or decoration to any part of the Leased Premises at its own expense (collectively “Non-structural Renovation”). Party A shall not charge any additional rent for such Non-structural Renovation.

3.	Upon the expiration of Lease Term or premature termination of this Contract, unless otherwise provided, Party A will not compensate for Party B’s costs associated with Structural Renovation or Non-structural Renovation done by Party B,. Accordingly, except for restoring the bearing structure of the Leased Premises to the original status as of the delivery of the Leased Premises for any damage(s) caused by Party B, if any, Party A and Party B shall negotiate to restore the Leased Premises to the exact original conditions as of the delivery. Party B may also opt to remove renovations at its sole discretion. In the event that Party B opts to remove renovations, it shall not be responsible for the non-structural normal wear and tear or any relevant repair in relation to its normal use or rightful removal of the renovations. In the event that Party B opts not to remove the renovations, the ownership to such renovations shall be transferred to Party A free of charge.

4.	Party B shall have the right to design, make and erect or hang plates or sign boards containing Party B’s name, address, products, trademark, trade name etc. according to its own needs and requirements and at its own cost. Party A shall assist Party B in obtaining all approvals and permits from or completing registration or filing procedures with the governmental departments where necessary.

Article 10	Relevant Fees and Taxes Accrued during the Lease Term of the Leased Premises

1.	During the Lease Term of the Leased Premises, Party B shall be responsible for paying the following fees incurred in connection with Party B’s use of the Leased Premises and charged at the standard rate provided for by the State, and Party B shall be liable for the breach of contract in case any payment is delayed:

a.	Water, power, natural gas, tele-communications and other public utility fees. Details of the rates are set forth in Appendix 6.

b.

Fees in connection with application for and installation of any additional infrastructure facilities, such as water, power, natural gas and tele-communications other than those set forth in Appendix 4 that Party

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B requests Party A to provide. For expansion of power capacity, Party B shall be responsible for any costs of equipment and installation inside the Leased Premises’ outer wall, and Part A shall be responsible for the costs of equipment, installation outside the Leased Premises’ outer wall as well as the construction costs for the electricity switching house.

c.	Other fees otherwise acknowledged by Party B in writing in advance.

2.	During the Lease Term, Party B shall be responsible for all charges that are not listed hereunder, imposed by the relevant governmental department related to the use of the Leased Premises and to be borne by a tenant as expressly specified in relevant regulations.

3.	Taxes

a.	Unless otherwise expressly stated in this Contract, Party A shall assume all taxes and fees which are to be assumed by Party A as required by the law in connection with the execution and performance of this Contract, including but not limited to: (i) taxes and fees charged by the government as a result of Party A’s execution and performance of the land granting contract related to the Leased Premises, application for and receipt of the state-owned land use right and real property ownership, application for and receipt of licenses and approvals that grant Party A the power to provide such Leased Premises to Party B for use, and measurement and determination of the four boundaries, area and purpose of such Leased Premises; and (ii) land use fees, property taxes of any form (for instance, city and town land use tax), income tax, business tax, stamp duty etc. in connection with the Leased Premises, or any other fees to be assumed by Party A according to the relevant PRC laws and regulations in connection with this Contract or Party A’s ownership of the Leased Premises.

b.	Unless otherwise expressly stipulated hereunder, Party B shall assume all taxes and fees which are to be assumed by Party B as required by the law in connection with the execution and performance of this Contract.

c.	Unless otherwise expressly stipulated hereunder, other expenses incurred for the mutual benefit of both Party A and Party B in connection with the performance of this Contract, to the extent that the PRC laws and regulations or policies have not expressly stipulated as to the allocation of cost between the Parties, the Parties shall bear such expenses equally.

Article 11	Insurance for the Leased Premises

During the Lease Term, all equipment and other properties within the Leased Premises shall be covered by insurance purchased by Party B at its own expenses.

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Article 12	Expiration of Lease Term and Renewal

1.	Upon expiration of the Lease Term or any of the Renewal Term, this Contract or the later renewal contract shall terminate automatically and Party B shall then return the Leased Premises to Party A, unless Party B requests to renew based on other provisions of this Article

2.	In the four years following the Lease Term (i.e. from June 15, 2016 to June 14, 2020), Party B shall has the option, at its sole discretion, to renew the lease for one to four additional years (the “Renewal Term”) pursuant to Article 12.3 hereunder. The rent for the Renewal Term shall be determined in accordance with the Article 5.3 herein.

3.	Party B shall be entitled to renew to lease the Leased Premises by serving a written notice to Party A three month prior to the expiry of the Lease Term/Renewal Term. Party A shall advise Party B in writing whether it will adjust the rent and/or property management fee in accordance with Article 5.3 hereof within ten days after it receives the written notice from Party B. If Party A fails to issue a written notification to Party B within the above-mentioned time period indicating its decision about the adjustment to the rent and/or property management fees (including where Party A notifies Party B that it will not make any adjustment to the rent and property management fee), then Party A shall be deemed to have agreed to continue to lease the Leased Premises to Party B at the same rent rate for the Last Year of Lease. The Parties shall immediately enter into a lease renewal contract on the same terms and conditions as set out herein (except for the clause of Lease Term); if Party A issues a written notification to Party B within the above-mentioned time period advising Party B that it will make adjustment to the rent and/or property management fees pursuant to Article 5.3 of this Contract, the Parties shall enter into a renewal contract on the same terms and conditions as set out herein (except for the clauses of rent and/or property management fees and of the Lease Term).

Article 13	Termination of Contract

1.	In the event that any of the following circumstances occurs and if Party B fails to make remedies within fifteen days after it receives a written notice from Party A notifying it of the occurrence of such circumstance, Party A may terminate the Contract and take back the Leased Premises, and Party B shall be responsible for the damages related to the following specific circumstance incurred by Party A due to Party B.

a.	Party B sub-leases the Leased Premises without due approval from Party A;

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b.	Party B transfers or lends the Leased Premises to any third party or exchanges the Leased Premises with any third party’s property without due approval from Party A;

c.	Party B demolishes or alters the internal structure of the Leased Premises or changes the use of the Leased Premises without due approval from Party A;

d.	Party B delays the rent payment for more than three months consecutively;

e.	Party B uses the Leased Premises for illegal activities; or

f.	Party B willfully damages the Leased Premises.

2.	Under any of the following circumstances, Party B shall have the right to terminate the Contract with immediate effect, and Party A shall be responsible for Party B’s losses and expenses sustained as a result of Party A’s act or the defect of the Leased Premises and shall return Party B’s security deposit and any prepaid rent:

a.	The Leased Premises becomes defective, damaged or destroyed or encounters any other circumstances for reasons not attributable to Party B, which prevents Party B from using all or substantial part of the Leased Premises for the purpose contemplated herein;

b.	Party A breaches any clause of this Contract for any reason other than that stated in Article 13.2.a, and fails to remedy within fifteen days after it receives a written notice from Party B notifying it of the breach of contract;

c.	For any reason not attributable to Party B, Party B does not have access to any public utilities supply in the Leased Premises for more than seven days either consecutively or accumulatively within any thirty day period during the Lease Term of this Contract which makes it impossible for Party B to conduct its business operation in a normal way, or Party B’s exclusive occupancy and use of the Leased Premises are negatively affected in any form for thirty days consecutively which makes it impossible for Party B to conduct its business operation in a normal way;

d.	Party B wishes to unilaterally terminate this Contract for any reason other than those set forth in this Article 13.2 during the Lease Term by providing to Party A a three months advance written notice;

e.	Party B confirms that it is unable to accomplish the change of its registered address (for whatever reason) to the address of the Factory Building during the Lease Term of this Contract;

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f.	Any Force Majeure Event occurs, which prevents Party B from occupying or using the Leased Premises for consecutively thirty days;

g.	Party A breaches Article 17.1 hereunder; or

h.	Any bankruptcy proceeding is filed by or against Party A in accordance with the applicable laws and duly accepted by the court that has the jurisdiction, or Party A enters into dissolution or liquidation procedures, or Party A needs to transfer or entrust its properties to the creditor for the latter’s benefit, or Party A is determined in a ruling as insolvent.

3.	This Contract may be terminated before the Lease Term expires upon mutual agreement by the Parties.

4.	“Force Majeure Event” hereunder shall mean any objective events which are beyond the control of the Parties to this Contract, unforeseeable, unavoidable and insurmountable, and prevent total or partial performance by either of the Parties. Such events shall include earthquakes, typhoons, epidemic, flood, fire, war, strikes, riots, acts of governments (including relocation order due to town planning), changes in law or the application thereof or any other instances which cannot be foreseen, prevented or controlled, including instances which are accepted as Force Majeure Event in general international commercial practice.

If a Force Majeure Event occurs, the performance of the material obligations under this Contract of the Party or Parties affected by such Force Majeure Event shall, to the extent and for the duration that they are affected by such Force Majeure Event, be suspended and shall automatically be extended, without penalty or liability, for a period equal to such suspension.

The Party claiming Force Majeure Event shall promptly give notice to the other Party by appropriate means, and shall furnish reasonably substantial proof of the occurrence and duration of the adverse consequences of such Force Majeure Event. The Party claiming Force Majeure Event shall also use all reasonable efforts to mitigate or terminate the effects of Force Majeure Event.

When a Force Majeure Event occurs, the Parties shall immediately consult with each other in order to find an equitable solution and shall use all reasonable efforts to minimize the consequences of such Force Majeure Event.

Article 14	Arrangement after Termination of the Contract

1.

If this Contract is terminated prematurely due to the circumstance described under Articles 13.1 or 13.2.d hereof, Party A shall retain the security deposit paid by Party B hereunder as a compensation to Party A. In any other

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circumstances, Party A shall return the security deposit to Party B in full with no interest accrued thereon within ten days immediately after the expiration of the Lease Term or premature termination of this Contract.

2.	Except for the circumstances provided in Article 14.2, Party A shall have no right to claim for any further payment of rent, property management fees, losses or compensations from Party B with respect to the remaining Lease Term once this Contract is terminated prematurely.

3.	During the first four-years lease term (i.e. from June 15, 2012 to June 14, 2016), if this Contract is early terminated due to governmental relocation orders, Party A shall compensate Party B for Party B’s economic losses, including but not limited to the fitting-out cost spent by Party B on the Leased Premises, losses from suspension of production (including but not limited to wages and loss of orders during the suspension), cost from relocation, installation and transition, and any other losses incurred to Party B as a result of the relocation. If, in accordance with the then applicable laws and regulations or the relocation agreement concluded by Party A and the remover, the amount of available compensation that Party B being the tenant may be entitled to is higher than the amount of compensation under this Contract, Party B shall be entitled to the higher compensation.

Article 15	Liabilities for Breach of Contract

1.	If Party A is in breach of Article 7 hereunder (including but not limited to failure to pass Party B’s delivery inspection and acceptance upon and after the delivery in accordance with this Contract), Party B may request Party A to make rectification promptly, and Party A shall pay to Party B liquidated damages in the amount of 0.03% of the quarterly rent payable by Party B for each day of delay of delivery.

2.	If Party B is in breach of Article 6 hereunder and fails to pay in full the rent and/or property management fees payable in a timely manner, Party A may request Party B to make rectification promptly, and Party B shall pay to Party A liquidated damages in the amount of 0.03% of the overdue outstanding rent and/or property management fees (as the case may be) unpaid by Party B for each day of delay of payment. However, Party B shall not be liable to pay such liquidated damages if the delay of payment is not caused by reasons attributable to Party B.

3.	If a Party is in breach of its obligations hereunder, without prejudice to the rights of the other Party entitled hereunder, the Party in breach shall undertake obligations including but not limited to specific performance, use of remedial measures and provision of monetary compensation for damages. Termination of this Contract shall not relieve the Party in breach from any liabilities it has incurred under this Contract on or before the termination as a result of such Party’s breach of this Contract.

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Article 16	Neither Party shall be liable if the Leased Premises is damaged or suffers any loss due to any Force Majeure Event.

Article 17	Representations and Warranties by Party A

1.	Party A undertakes to lease the remnant 3 floor of the Factory Building to Ningbo Thermadyne Cutting and Welding Equipment Trading Co., Ltd., an affiliate company of Party B, under the same applicable terms and conditions of this Contract.

2.	Party A undertakes that all staff, visitors and clients of Party B will be given access to the Leased Premises through the nearest public passage at any time during the Lease Term of this Contract, and that Party B will be allowed to use all paths, routes or any road of the similar nature, either existing or to be constructed in the vicinity of the Leased Premises, or any road connecting to the Leased Premises.

3.	Party A undertakes that it will use its best efforts to provide all the necessary documentation and any other assistance necessary for Party B to change, with the relevant authority, its registered address to the address of the Factory Building.

4.	Party A represents and warrants that it is the sole owner of the Leased Premises, the land use right hereunder has been legally and properly granted to and placed under the name of Party A, and Party A has paid in full the price and all taxes and fees for or in relation to the land use right (including but not limited to the entire land use right granting fee); Party A further represents and warrants that it has obtained all approvals, permits, consents and authorizations (including but not limited to all approvals, permits and authorizations as required by the law or its corporate documents) necessary to empower it to provide the whole Leased Premises to a foreign invested enterprise for the purpose set out in this Contract; and that the Leased Premises is free of any encumbrance or defect of right of any kind which may affect the use by Party B of all or part of such Leased Premises in accordance with this Contract.

5.	Party A hereby represents and warrants that the Leased Premises shall be for the sole and exclusive use of Party B during the Lease Term, which shall not be disturbed or negatively affected by Party A or other third parties. If the sole, exclusive or normal use by Lessee is disturbed or negatively affected in any way, Party B shall not be required to pay the rental for abnormality is eliminated and shall be entitled to terminate this Contract in accordance with Article 13.2 of this Contract.

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Article 18	Party B shall provide a photocopy of its valid Business License to Party A.

Article 19	The appendices hereof constitute an integral part of this Contract. The hand-written words in the blanks of the Contract and its appendices shall have the same legal effect as the printed words. Any issues not covered in this Contract shall be settled in a supplementary agreement to be executed separately by Party A and Party B through discussions.

The issues not covered in this Contract, its appendices or the supplementary agreement shall be addressed and resolved by referring to the relevant laws, regulations and policies of the PRC.

The Chinese version of this Contract, its appendices and supplementary agreements shall be the only binding version. Any other language versions are for reference only and do not hold any legal effect.

Article 20	Any dispute arising out of the performance of this Contract shall be settled through consultations between Party A and Party B. If the dispute cannot be settled through consultation, the Parties may bring it before the people’s court.

Article 21	This Contract shall become effective as of the date of execution by Party A and Party B. Article 6.1, Article 9.3, Article 10.3, Article 14, Article 16, Article 19 Article 20, Article 21 and Article 22 hereof shall survive the termination of this Contract.

Article 22	Notice

1.	All notices required hereunder shall be made in Chinese in writing; any notice sent by a Party hereto to the other Party, if delivered personally, by courier or by registered mail with postage prepaid, shall be sent to the address of the receiving Party as listed below or to any other addresses notified by the receiving Party in writing to the sending Party five days prior to the sending Party’s dispatch of notice, or to the fax number of the receiving Party as specified below if sent via fax:

Party A: Ningbo OMAC CNC Machinery Co., Ltd.

Address:

Post Code:

Fax No.:

Addressee:

Party B: Victor (Ningbo) Cutting&Welding Equipment Manufacturing

Company Ltd

Address:

Fax No.:

Addressee:

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2.	For the avoidance of doubt, the notice, if sent personally, shall be deemed to be received when delivered to the addresses stated above and/or upon a receipt of delivery’s arrival at the sending Party; if sent via fax, shall be deemed to be received upon the receipt signal; if sent by courier or registered mail with postage prepaid, shall be deemed to be received at the date and time of the delivery as evidenced by the courier or registered mail receipt.

Article 23	This Contract and its appendices are made in six originals, with Party A holding one original and Party B holding one original. The remaining originals shall be submitted to relevant governmental departments for their respective examination, approval and registration. All copies shall have equal legal effect.

Article 24	This Contract is executed in Ningbo on , 2012.

(End of Text)

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Party A (seal and signature)	Ningbo OMAC CNC Machinery

Legal Representative or Authorized Representative (Signature): /s/ [Illegible] Chen

Party B (seal and signature)	Victor (Ningbo) Cutting&Welding Equipment Manufacturing Company Ltd.

Legal Representative or Authorized Representative (Signature): /s/ Julian Chow

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APPENDIX 1: PROPERTY OWNERSHIP CERTIFICATE OF THE

LEASED PREMISES AND SHEET OF SHANGHAI REAL ESTATE

REGISTRATION INFORMATION

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APPENDIX 2: FLOOR PLAN OF THE LEASED PREMISES

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APPENDIX 3: BASIC CONDITIONS OF THE LEASED PREMISES

Gross Area:        m2

Height of Building:         m, net height of workshop is        m

Length of Building:         m

Width of Building:         m

Ground Floor Load:         T/m2 in the workshop

Building Structure: reinforced concrete structure

Roof:

Floor: cement mortar

Doors and Windows: doors of the workshop are made of steel; windows are made of aluminum alloy

Outer Wall: exterior paint

Inner Wall: internal paint

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APPENDIX 4: OTHER REQUIREMENTS UPON

DELIVERY OF LEASED PREMISES

Power Supply Quota: N/A

Power Supply Circuit: single loop

Power Supply Voltage: 300 KVA

Static Delivery: N/A

Form of Power Transmission:        V

Voltage Stability: less than        %

Water Supply Quota (pressure): no less than        KG

Communications: shall apply with relevant authorities

Sewage: pipes have been connected

Water Supply: pipes have been connected

Fire Control: pipes have been connected

Lighting: equipped with lighting devices

Power Electricity: shall apply with relevant authorities

Road: free from obstacles

Natural Gas: pipes located at the door of the workshop

Three freight elevator (2 ton carrying ability)

One special gate aside the road in the leased fence area

In addition, the Leased Premises should meet the following requirements upon delivery:

(1) The Leased Premises has in place power and water supply facilities for Party B to conduct its productive and operating activities. The diameter of water supply pipe is        mm, and that of the water meter is mm. There should be a        KVA box-type transformer sub-station. All the above-mentioned facilities are in good working conditions, and fully meet the relevant laws and regulations of the state and local governments.

(2) The Leased Premises is in compliance with all standards with respect to security; and its main structure is sound, free from leakage or other damage.

(3) The Leased Premises has in place fire fighting equipment which is compliance with the laws and regulations and meets the requirements of the fire control department.

(4) This Park has a centralized wastewater (sewage) treatment system, Party B may discharge the wastewater or sewage generated from the use of this Leased Premises in the course of its production and daily operation into the centralized wastewater treatment system to the extent that such wastewater or sewage meet the threshold for discharging of the above-mentioned centralized wastewater treatment system.

(5) The Leased Premises should be clean and tidy upon delivery to Party B, with no garbage, wastes or other debris, residues, castoff or obstacles, which may affect the normal use of the Leased Premises by Party B, within, outside of or surrounding the Leased Premises.

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APPENDIX 5: PROPERTY MANAGEMENT SERVICES

For common area: security 24 hours / day, 7 days / week

Lighting

Non-industrial garbage collection

Up-keep for the common areas, gardens and paths around the facility

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APPENDIX 6: STANDARD FEE OF USE AND SUPPLY CAPACITY

EXPANSION OF PUBLIC FACILITIES

1.	Water

Fee of Supply Capacity Expansion: exemption.

Fee of Use: Water for production RMB        /ton.

Pollution discharge fees: RMB        /ton.

2.	Natural Gas

Fee of Supply Capacity Expansion: exemption.

Fee of Use: RMB        /m3

3.	Electricity

Fee of Supply Capacity Expansion: exemption.

Fee of Use: in accordance with the uniform standard rate schedule of East China Electric Power Bureau.

4.	Telecommunication

Fee of Supply Capacity Expansion: exemption.

According to the relevant telecommunication regulations, the small project access fee of a small project shall be payable for the connection between the external telecommunication nodes to the station in the factory area. Party B shall be responsible for the fees pertaining to the distance between the external telecommunication nodes to the redline of the factory area (i.e., the factory boundary) that does not exceed        meters, and shall not be responsible for the fees pertaining to the distance exceeding such         meters. The actual access fee will be determined by the telecommunication bureau after an application is made.

Fee of Use: charged on an actual usage basis.

Note: In the event the standard rates for the above public utilities have been adjusted by the state, the fees above shall comply with the newly adjusted standard rates.